UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of Principal Executive Offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Maxygen, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 27, 2010. The final voting results on each of the matters submitted to a vote of security holders during the Annual Meeting are as follows:

1.	The Company’s stockholders reelected the six nominees to the Company’s board of directors:

Candidate	Shares Voted For Candidate	Shares Withheld
Louis G. Lange	12,610,250	5,125,900
Kenneth B. Lee, Jr.	17,597,995	228,155
Ernest Mario	12,436,051	5,390,099
Gordon Ringold	17,704,959	121,191
Isaac Stein	17,338,434	487,716
James R. Sulat	17,336,723	489,427

2.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Shares voted for	24,367,391

Shares voted against	43,782

Shares abstaining	19,409

Broker non-votes	0

Item 8.01	Other Events.

On May 27, 2010, the Company issued a press release announcing a $10 million stock repurchase program. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated May 27, 2010, entitled “Maxygen Announces $10 Million Stock Repurchase Program”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)

Date: May 27, 2010		/s/ James Sulat
(Signature)
	Name:	James Sulat
	Title:	Chief Executive Officer